Exhibit 10.23

FIRST AMENDMENT TO
LICENSE AGREEMENT

THIS FIRST AMENDMENT TO LICENSE AGREEMENT (this “First Amendment”) by and between TGI Friday’s of Minnesota, Inc. (“Friday’s”) and Inventure Foods, Inc. (“Licensee”) is effective the 19 day of November, 2014.

WHEREAS, Friday’s and Licensee entered into a License Agreement dated March 31, 2014 (the “Agreement”), pursuant to which Friday’s licensed the Proprietary Marks to Licensee in connection with the manufacture, marketing, sale and distention of certain Licensed Products as set forth therein;

WHEREAS, the parties hereto desire to amend the Agreement as more particularly set forth herein.

NOW THEREFORE, in consideration of the mutual promises and conditions set forth in this First Amendment and other valuable consideration the receipt of which the parties hereto acknowledge, the parties agree as follows:

1. Territory. The definition of Territory in Section 1 is hereby deleted and replaced in its entirety with the following:

Territory – (a) United States and its territories and possessions (including US Military bases and Puerto Rico), (b) Argentina, (c) Aruba, (d) Australia (subject, for the State of Queensland only, to obtaining the consent of a prior user), (e) Bahamas, (f) Barbados, (g) Bermuda, (h) Belize, (i) Brazil, (j) Canada, (k) Chile, (l) Colombia, (m) Costa Rica, (n) Curacao, (o) Dominican Republic, (p) El Salvador, (q) European Union, (r) Guatemala, (s) Hong Kong, (t) Honduras, (u) Iceland, (v) Jamaica, (w) Japan, (x) Kingdom of Saudi Arabia, (y) Malaysia, (z) Mexico, (aa) New Zealand, (bb) Nicaragua, (cc) Norway, (dd) Panama, (ee) People’s Republic of China, (ff) Peru, (gg) Philippines, (hh) Republic of China (Taiwan), (ii) Republic of Korea (South Korea), (jj) Singapore, (kk) Spain, (ll) St Martin, (mm) Sweden, (nn) Thailand, (oo) Trinidad and Tobago, (pp) United Arab Emirates, (qq) United Kingdom, and (rr) such other geographic areas that are added with the mutual written consent of the parties,

2. Defined Terms. Capitalized terms used herein and not otherwise defined or amended herein, shall have the respective meanings given to them in the Agreement.

3. Conflicts, Effects on Agreement.  Except as specifically modified by this First Amendment, the Agreement shall remain in full force and effect.  To the extent the terms of this First Amendment conflict with the terms of the Agreement, this First Amendment shall control.

4. Governing Law. This First Amendment shall be considered as having been entered into in the State of Texas, and shall be construed and interpreted in accordance with the laws thereof

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IN WITNESS WHEREOF, the parties have caused this First Amendment to be executed on this 19 day of November, 2014.

TGI Friday’s of Minnesota, Inc.Inventure Foods, Inc.

By: /s/ Thomas KurrikoffBy: /s/ Steven Sklar

Name: Thomas KurrikoffName: Steven Sklar

Title: CFOTitle: SVP & GM Snack

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